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                                                                  Exhibit 23 (a)

                        CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4, Pre-effective Amendment No. 1, and related Prospectus of Commercial BancShares, Incorporated for the registration of up to 141,902 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 1997, with respect to the consolidated financial statements of Commercial BancShares, Incorporated and Subsidiaries incorporated by reference in its Annual Report on form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                  /s/  Harman, Thompson Mallory & Ice, A.C.
                                  --------------------------------------------
                                       HARMAN, THOMPSON MALLORY & ICE, A.C.



Parkersburg, West Virginia


February 2, 1998